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                                                                      Exhibit 8

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                          New York, New York 10022-3897

                                                              March 26, 1998

Salomon Smith Barney Holdings Inc.
TARGETS Trust I
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

            We have acted as tax counsel to Salomon Smith Barney Holdings Inc., a Delaware corporation (the "Company"), and TARGETS Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 initially filed with the Securities and Exchange Commission (the "Commission") on February 3, 1998 and Amendment No. 1 thereto to be filed with the Commission on the date hereof (such Registration Statement, as so amended, the "Registration Statement"), for the purpose of registering Targeted Growth Enhanced Terms Securities ("TARGETS") of the Trust representing undivided beneficial interests in the assets of the Trust.

            We hereby confirm that, although the discussion set forth under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the preliminary prospectus relating to the offering of TARGETS contained in the Registration Statement (the "Prospectus") does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of TARGETS, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of TARGETS, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
March 26, 1998
Page 2


            We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as
Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" set forth in the Prospectus. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                 Very truly yours,

                                 /s/ Skadden, Arps, Slate, Meagher & Flom LLP